UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/21/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 21, 2005, CellStar International Corporation/Asia ("CellStar International"), a Delaware corporation that serves as the U.S. holding company for the Asia-Pacific operations of CellStar Corporation (the "Company"), entered into a stock purchase agreement (the "Original Agreement") with An-Hsien Horng whereby CellStar International agreed to sell 81% of the issued and outstanding shares of CellStar (Asia) Corporation Limited ("CellStar Asia"), the Hong Kong operating subsidiary of CellStar International, to a company to be established by Mr. Horng. Mr. Horng currently serves as the Chairman and Chief Executive Officer of CellStar Asia, and is effectively the head of the Company's Asia-Pacific Region. The Original Agreement provided that Mr. Horng would purchase 81% of the stock of CellStar Asia for a total consideration of $10,000,000, of which $5,000,000 would have been in cash and $5,000,000 would have been in the form of a subordinated promissory note maturing September 1, 2008, provided that prior to the closing CellStar International would receive an assignment from CellStar Asia of certain claims against vendors and intercompany accounts. An additional condition to closing was the release of the Company's guarantees of certain CellStar Asia accounts payable. Mr. Horng had the option to purchase the remaining 19% of the CellStar Asia stock retained by the Company at a price ranging from $2,400,000 to $6,000,000 if exercised before December 31, 2007 and increasing 15% per year thereafter.

On August 24, 2005, CellStar International and Mr. Horng's newly established company, Fine Day Holdings Limited, a British Virgin Islands company ("Newco"), agreed to an Amended and Restated Stock Purchase Agreement (the "Amended and Restated Agreement"). Pursuant to the terms of the Amended and Restated Agreement, Newco will purchase 100% of the outstanding stock of CellStar Asia for a total consideration of $12,000,000, of which $6,000,000 will be in cash and $6,000,000 will be in the form of a subordinated promissory note maturing September 1, 2008. CellStar International will continue to retain certain claims against vendors and certain intercompany accounts. An additional condition to closing is the release of the Company's guarantees of certain CellStar Asia accounts payable. The stock sale will divest 100% the Company's operations in the People's Republic of China and Hong Kong and transfer such ownership to Newco.

The transaction is scheduled to close on August 31, 2005, unless extended by mutual agreement, and is subject to satisfaction of certain conditions, including receipt by CellStar International of a fairness opinion and the approval of the Company's Board of Directors and its domestic lenders. There can be no assurance that the parties will be successful in consummating the transaction. The Original Agreement and the Amended and Restated Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Stock Purchase Agreement by and among CellStar International Corporation/Asia, Newco and An-Hsien Horng, dated August 21, 2005.

10.2 Amended and Restated Stock Purchase Agreement by and among CellStar International Corporation/Asia, Fine Day Holdings Limited and An-Hsien Horng, dated August 24, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: August 25, 2005.	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Stock Purchase Agreement by and among CellStar International Corporation/Asia, Newco and An-Hsien Horng, dated August 21, 2005.
EX-10.2	Amended and Restated Stock Purchase Agreement by and among CellStar International Corporation/Asia, Fine Day Holdings Limited and An-Hsien Horng, dated August 25, 2005.